UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2010

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Members of the executive team of NCR Corporation (the “Company”) today will make presentations to attendees of the Company’s 2010 Analyst Day regarding, among other things, the Company’s business strategy, lines of business and long-term outlook. A copy of materials to be used in conjunction with the presentations is included as Exhibit 99.1 hereto. The presentation materials and a live audio webcast also will be made available through the Investor Relations page of the Company website (www.ncr.com).

On November 15, 2010, the Company issued a press release regarding its 2010 Analyst Day. A copy of the press release is included as Exhibit 99.2 hereto.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1 and 99.2, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly stated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is attached with this current report on Form 8-K:

Exhibit No.	Description

99.1	Presentation Materials of the Company, dated November 16, 2010

99.2	Press release of the Company, dated November 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: November 16, 2010	By:	/s/ Robert Fishman
Robert Fishman
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Presentation Materials of the Company, dated November 16, 2010

99.2	Press release of the Company, dated November 15, 2010